Pollard-Kelley Auditing Services, Inc
Auditing Services
4500 Rockside Road,, Suite 450, Independence, OH  44131,
330-836-2558

January 5, 2009

Securities and Exchange Commission
Washington, DC 20549

RE: VisiTrade, Inc.

Ladies and Gentlemen:

Visitrade, Inc. has the permission to use our audit and review opinions for the periods ending December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008 dated January 5, 2009, in the Company’s amended filings for the respective periods.

Signed

/s/ Pollard-Kelley Auditing Services, Inc.

Pollard-Kelley Auditing Services, Inc.